Exhibit 99.1

B. Riley Financial Reports Second Quarter 2023 Results;
Quarterly Dividend of $1.00 per share Payable August 21, 2023

Reaffirms Q3 2023 Guidance for Operating Adjusted EBITDA of at least $105 million

LOS ANGELES, August 9, 2023 – B. Riley Financial, Inc. (NASDAQ: RILY) (“B. Riley” or the “Company”), a diversified financial services platform, today released results for the three-month and six-month period ending June 30, 2023. The Company has also reaffirmed its guidance for operating adjusted EBITDA(3) of at least $105 million for the third quarter of 2023.

Highlights for the Three Months Ended June 30, 2023

●	Total revenues increased 191% to $406.3 million vs. $139.6 million in prior year quarter
●	Net income attributable to the Company of $46.4 million
●	Net income available to common shareholders of $44.4 million, or $1.55 diluted earnings per share (EPS)
●	Operating Revenues(2) of $363.9 million
●	Operating Adjusted EBITDA(3) of $80.2 million
●	Total Adjusted EBITDA(1) of $139.9 million

Highlights for the Six Months Ended June 30, 2023

●	Total revenues increased 117% to $838.4 million vs. $386.5 million in prior year six-month period
●	Net income attributable to the Company of $63.5 million
●	Net income available to common shareholders of $59.5 million, or $2.05 diluted EPS
●	Operating Revenues(2) of $744.4 million, up from $523.5 million in prior six-month period
●	Operating Adjusted EBITDA(3) of $160.3 million
●	Total Adjusted EBITDA(1) of $234.7 million

Reaffirmed Q3 2023 Guidance

●	Expects Operating Adjusted EBITDA(3) of at least $105 million for the third quarter of 2023

Bryant Riley, Chairman and Co-Chief Executive Officer of B. Riley Financial, commented: “On a consolidated basis, our platform delivered solid results for the second quarter despite another challenging capital markets period with nominal contribution from investment banking. We expect a strong third quarter based on a meaningful increase of client activity across capital markets, retail liquidation, consulting, and appraisal. Our overall business is at a near-term inflection, and we are encouraged by our current momentum and the opportunities we see ahead.”

Tom Kelleher, Co-Chief Executive Officer of B. Riley Financial, added: “Market dynamics have created a favorable environment for us to recruit talent to provide incremental value to our clients and existing team. During the quarter, we expanded our consumer and TMT industry vertical coverage through the addition of multiple senior investment bankers and strategic hires in our equity research division. In addition, we recently acquired two practices to extend our core restructuring and forensic litigation advisory services in new markets, including Charlotte and Detroit. We will continue to invest in our people and platform to meet growing client demand and to capitalize on our momentum.”

www.brileyfin.com | NASDAQ: RILY	1

Financial Summary

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands, except for share data)	2023	2022	2023	2022

Net income (loss) available to common shareholders	$44,366	$(142,161)	$59,509	$(154,225)

Basic income (loss) per common share	$1.57	$(5.07)	$2.09	$(5.52)
Diluted income (loss) per common share	$1.55	$(5.07)	$2.05	$(5.52)

	Three Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2023	2022	2023	2022

Operating Revenues (2)	$363,913	$257,384	$744,435	$523,502
Investment Gains (Loss) (4)	42,365	(117,763)	93,933	(137,041)
Total Revenues	$406,278	$139,621	$838,368	$386,461

Operating Adjusted EBITDA (3)	$80,216	$74,220	$160,342	$158,407
Investment Adjusted EBITDA (5)	59,677	(209,997)	74,382	(253,522)
Total Adjusted EBITDA (1)	$139,893	$(135,777)	$234,724	$(95,115)

Certain of the information set forth herein, including Adjusted EBITDA(1), Operating Revenues(2), and Operating Adjusted EBITDA(3), may be considered non-GAAP financial measures. Information about B. Riley Financial’s use of non-GAAP financial measures is provided below under “Use of Non-GAAP Financial Measures.”

For the three months ended June 30, 2023:

●	Net income attributable to B. Riley Financial was $46.4 million for the second quarter of 2023.
●	Net income applicable to common shareholders was $44.4 million, or $1.55 diluted EPS.
●	Total revenues increased 191% to $406.3 million, up from $139.6 million in the prior year quarter.
●	Total adjusted EBITDA(1) of $139.9 million compared to ($135.8 million) in the prior year quarter.
●	Operating revenues(2) increased 41% to $363.9 million, up from $257.4 million in the prior year quarter.
●	Operating adjusted EBITDA(3) increased 8% to $80.2 million, up from $74.2 million in the prior year quarter.

For the six months ended June 30, 2023:

●	Net income attributable to B. Riley Financial was $63.5 million for the six-month period ended June 30, 2023.
●	Net income applicable to common shareholders was $59.5 million, or $2.05 diluted EPS.
●	Total revenues increased 117% to $838.4 million, up from $386.5 million during the first half of 2022.
●	Total adjusted EBITDA(1) of $234.7 million for the first half of 2023 compared to ($95.1 million) in the first six months of 2022.
●	Operating revenues(2) were $744.4 million for the first half of 2023, up from $523.5 million for the same prior year period.
●	Operating adjusted EBITDA(3) of $160.3 million for the first half of 2023, up from $158.4 million in the same prior year period.

www.brileyfin.com | NASDAQ: RILY	2

Increased revenues for the three- and six-month periods ended June 30, 2023 were primarily driven by investment gains(4); the recent acquisitions of Targus, Lingo and BullsEye Telecom during 2022; increased revenues from retail liquidation, financial consulting and appraisal; in addition to an increase in interest income from loans and securities lending. Investment gains(4) were $42.4 million for the quarter, and $93.9 million for the first six months of 2023, which reflected both realized and unrealized gains and losses on strategic investments held by the Company.

Segment Financial Summary

	Segment Revenues		Segment Income (Loss)
	Three Months Ended June 30,		Three Months Ended June 30,
(Dollars in thousands)	2023	2022	2023	2022
Capital Markets	$162,052	$1,291	$77,676	$(61,322)
Wealth Management	47,716	62,389	(1,358)	(7,313)
Auction and Liquidation	10,561	3,924	4,188	451
Financial Consulting	31,212	24,310	8,318	4,284
Communications	84,956	41,922	9,982	7,708
Consumer	60,112	5,174	2,086	3,773

	Segment Revenues		Segment Income (Loss)
(Dollars in thousands)	Three Months Ended June 30,		Three Months Ended June 30,
Capital Markets	2023	2022	2023		2022
Operating	$120,160	$120,583	$37,315	(7)	$44,040
Investment	41,892	(119,292)	40,361		(105,362)
Total	$162,052	$1,291	$77,676		$(61,322)

For the three months ended June 30, 2023:

●	Capital Markets segment revenues increased to $162.1 million, up from $1.3 million in the same prior year period. Segment income increased to $77.7 million compared to a segment loss of ($61.3 million) in the prior year quarter. Excluding investment gains(4) of $41.9 million, Capital Markets segment operating revenues(2) were $120.2 million. Segment operating income(7) was $37.3 million for the second quarter of 2023.
●	Wealth Management segment revenues decreased to $47.7 million from $62.4 million in the prior year quarter, reflecting the strategic realignment of this business throughout 2022. B. Riley Wealth had over $24 billion of client assets under management as of June 30, 2023.
●	Auction and Liquidation segment revenues increased to $10.6 million, up from $3.9 million in the same prior year period primarily due to an increase in the size of retail fee liquidation engagements. Segment income was $4.2 million compared to $0.5 million in the prior year quarter. Results for this segment vary from quarter-to-quarter and year-to-year due to the episodic impact of large retail liquidation engagements.
●	Financial Consulting segment revenues increased 28% to $31.2 million, up from $24.3 million in the prior year quarter. Segment income increased 94% to $8.3 million, up from $4.3 million in the same prior year period. Increased bankruptcy restructuring and litigation consulting and appraisal activity contributed to another record performance for this segment during the second quarter of 2023.
●	Communications segment revenues increased to $85.0 million, up from $41.9 million in the prior year quarter, primarily driven by the acquisitions of Lingo and BullsEye Telecom in May and August of 2022, respectively. On a combined basis, communications businesses – magicJack, United Online, Marconi Wireless, Lingo and BullsEye Telecom— generated segment income of $10.0 million for the second quarter of 2023.
●	Consumer segment revenues increased to $60.1 million, up from $5.2 million in the prior year quarter. The significant increase in segment revenues was primarily related to the acquisition of Targus, which was completed in the fourth quarter of 2022.

www.brileyfin.com | NASDAQ: RILY	3

For the six months ended June 30, 2023:

	Segment Revenues		Segment Income (Loss)
	Six Months Ended June 30,		Six Months Ended June 30,
(Dollars in thousands)	2023	2022	2023	2022
Capital Markets	$347,463	$104,140	$163,696	$(6,249)
Wealth Management	97,530	139,868	15	(17,409)
Auction and Liquidation	16,221	7,279	4,388	(349)
Financial Consulting	56,222	50,246	12,101	9,196
Communications	171,875	73,887	20,765	16,677
Consumer	130,115	9,731	3,732	6,991

	Segment Revenues		Segment Income (Loss)
(Dollars in thousands)	Six Months Ended June 30,		Six Months Ended June 30,
Capital Markets	2023	2022	2023		2022
Operating	$255,275	$243,231	$81,460	(7)	$94,047 (7)
Investment	92,188	(139,091)	82,236		(100,296)
Total	$347,463	$104,140	$163,696		$(6,249)

Common Dividend

On July 25, 2023, the Company announced its regular dividend of $1.00 per share will be paid on or about August 21, 2023 to stockholders of record as of August 11, 2023.

Balance Sheet Summary

At June 30, 2023, cash and investments(6) totaled $1.92 billion including cash and cash equivalents of $108 million; $1.07 billion in net securities and other investments owned; and $684 million of loans receivable, at fair value. Total debt, net of cash and investments(6), was $406 million at quarter-end.

Earnings Call Details

B. Riley Financial will host an investor call to discuss its second quarter financial results today, Wednesday August 9, 2023 at 4:30 PM ET (1:30 PM PT). Investors may access the live audio webcast and archived recording at https://ir.brileyfin.com/events-and-presentations. A web recording will be made available for replay until August 23, 2023.

Supplemental Financial Data

Additional details related to operating results and investment performance can be found in the Second Quarter 2023 Financial Supplement on B. Riley Financial’s investor relations website.

www.brileyfin.com | NASDAQ: RILY	4

About B. Riley Financial

B. Riley Financial is a diversified financial services platform that delivers tailored solutions to meet the strategic, operational, and capital needs of its clients and partners. B. Riley leverages cross-platform expertise to provide clients with full service, collaborative solutions at every stage of the business life cycle. Through its affiliated subsidiaries, B. Riley provides end-to-end financial services across investment banking, institutional brokerage, private wealth and investment management, financial consulting, corporate restructuring, operations management, risk and compliance, due diligence, forensic accounting, litigation support, appraisal and valuation, auction, and liquidation services. B. Riley opportunistically invests to benefit its shareholders, and certain affiliates originate and underwrite senior secured loans for asset-rich companies. B. Riley refers to B. Riley Financial, Inc. and/or one or more of its subsidiaries or affiliates. For more information, please visit www.brileyfin.com.

Footnotes (See “Note Regarding Use of Non-GAAP Financial Measures” for further discussion of these non-GAAP terms. For a reconciliation of Adjusted EBITDA, Operating Revenue, Operating Adjusted EBITDA, and Investment Adjusted EBITDA to the comparable GAAP financial measures, please see the Appendix hereto.)

(1)	Adjusted EBITDA includes earnings before interest, taxes, depreciation, amortization, restructuring charge, share-based payments, gain on extinguishment of loans, impairment of tradenames, and transaction related and other costs.
(2)	Operating Revenues is defined as the sum of revenues from (i) Service and Fees, (ii) Interest Income - Loans and Securities Lending and (iii) Sales of Goods.
(3)	Operating Adjusted EBITDA is defined as Adjusted EBITDA excluding (i) Trading Income (Loss) and Fair Value Adjustments on Loans, (ii) Realized and Unrealized Gains (Losses) on Investments, and (iii) other investment related expenses.
(4)	Investment Gains (Loss) is defined as Trading Income (Loss) and Fair Value Adjustments on Loans.
(5)	Investment Adjusted EBITDA is defined as the sum of (i) Trading Income (Loss) and Fair Value Adjustments on Loans and (ii) Realized and Unrealized Gains (Losses) on Investments, less other investment related expenses.
(6)	Total cash and investments is defined as the sum of cash and cash equivalents, restricted cash, due from clearing brokers net of due to clearing brokers, securities and other investments owned, at fair value net of (i) securities sold not yet purchased and (ii) noncontrolling interest related to investments, advances against customer contracts, loans receivable, at fair value net of loan participations sold, and other investments reported in prepaid and other assets.
(7)	Segment Operating Income (Loss) is defined as segment income (loss) excluding trading income (loss) and fair value adjustments on loans and other investment related operating expenses.

Note Regarding Use of Non-GAAP Financial Measures

Certain of the information set forth herein, including operating revenues, adjusted EBITDA, operating adjusted EBITDA, and investment adjusted EBITDA, may be considered non-GAAP financial measures. B. Riley Financial believes this information is useful to investors because it provides a basis for measuring the Company's available capital resources, the operating performance of its business and its revenues and cash flow, (i) excluding in the case of operating revenues, trading income (losses) and fair value adjustments on loans, (ii) excluding in the case of adjusted EBITDA, net interest expense, provisions for or benefit from income taxes, depreciation, amortization, fair value adjustment, restructuring charge, gain on extinguishment of loans, impairment of trade names, stock-based compensation and transaction and other expenses, (iii) excluding in the case of operating adjusted EBITDA, the aforementioned adjustments for adjusted EBITDA as well as trading income (losses) and fair value adjustments on loans, and other investment related expenses, (iv) including in the case of investment adjusted EBITDA, trading income (losses) and fair value adjustments on loans, net of other investment related expenses, and (v) including in the case of total cash and investments, cash and cash equivalents, restricted cash, due from clearing brokers net of due to clearing brokers, securities and other investments owned, at fair value net of (a) securities sold not yet purchased and (b) noncontrolling interest related to investments, advances against customer contracts, loans receivable, at fair value net of loan participations sold, and other investments reported in prepaid and other assets, that would normally be included in the most directly comparable measures calculated and presented in accordance with Generally Accepted Accounting Principles (“GAAP”). In addition, the Company's management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating the Company's operating performance, management compensation, capital resources, and cash flow. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-financial measures as reported by the Company may not be comparable to similarly titled amounts reported by other companies.

Forward-Looking Statements

Statements in this press release that are not descriptions of historical facts are forward-looking statements that are based on management's current expectations and assumptions and are subject to risks and uncertainties. If such risks or uncertainties materialize or such assumptions prove incorrect, our business, operating results, financial condition, and stock price could be materially negatively affected. You should not place undue reliance on such forward-looking statements, which are based on the information currently available to us and speak only as of the date of this press release. Such forward-looking statements include, but are not limited to, statements regarding our excitement and the expected growth of our business segments. Factors that could cause such actual results to differ materially from those contemplated or implied by such forward-looking statements include, without limitation, the risks described from time to time in B. Riley Financial, Inc.'s periodic filings with the SEC, including, without limitation, the risks described in B. Riley Financial, Inc.’s 2022 Annual Report on Form 10-K under the captions “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” (as applicable). Additional information will be set forth in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2023. These factors should be considered carefully, and readers are cautioned not to place undue reliance on such forward-looking statements. All information is current as of the date this press release is issued, and B. Riley Financial undertakes no duty to update this information.

www.brileyfin.com | NASDAQ: RILY	6

B. RILEY FINANCIAL, INC.

Condensed Consolidated Balance Sheets

(Dollars in thousands, except par value)

	June 30,	December 31,
	2023	2022
	(Unaudited)
Assets
Assets:
Cash and cash equivalents	$107,581	$268,618
Restricted cash	2,321	2,308
Due from clearing brokers	22,289	48,737
Securities and other investments owned, at fair value	1,072,444	1,129,268
Securities borrowed	2,938,521	2,343,327
Accounts receivable, net	118,927	149,110
Due from related parties	669	1,081
Loans receivable, at fair value (includes $130,024 and $98,729 from related parties as of June 30, 2023 and December 31, 2022, respectively)	683,827	701,652
Prepaid expenses and other assets	309,083	460,696
Operating lease right-of-use assets	85,207	88,593
Property and equipment, net	28,443	27,141
Goodwill	526,827	512,595
Other intangible assets, net	354,328	374,098
Deferred income taxes	2,845	3,978
Total assets	$6,253,312	$6,111,202
Liabilities and Equity
Liabilities:
Accounts payable	$60,264	$81,384
Accrued expenses and other liabilities	251,260	322,974
Deferred revenue	77,089	85,441
Deferred income taxes	46,624	29,548
Due to related parties and partners	289	2,210
Due to clearing brokers	—	19,307
Securities sold not yet purchased	2,686	5,897
Securities loaned	2,929,265	2,334,031
Operating lease liabilities	96,473	99,124
Notes payable	21,298	25,263
Revolving credit facility	110,875	127,678
Term loans, net	529,242	572,079
Senior notes payable, net	1,666,009	1,721,751
Total liabilities	5,791,374	5,426,687

Redeemable noncontrolling interests in equity of subsidiaries	—	178,622

Total B. Riley Financial, Inc. stockholders' equity	402,520	446,514
Noncontrolling interests	59,418	59,379
Total equity	461,938	505,893
Total liabilities and equity	$6,253,312	$6,111,202

www.brileyfin.com | NASDAQ: RILY	7

B. RILEY FINANCIAL, INC.

Condensed Consolidated Statements of Operations

(Unaudited)

(Dollars in thousands, except share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenues:		As Restated		As Restated
Services and fees	$230,327	$191,662	$465,886	$394,476
Trading income (loss) and fair value adjustments on loans	42,365	(117,763)	93,933	(137,041)
Interest income - Loans and securities lending	75,199	63,835	152,385	125,261
Sale of goods	58,387	1,887	126,164	3,765
Total revenues	406,278	139,621	838,368	386,461
Operating expenses:
Direct cost of services	55,941	17,785	110,338	29,436
Cost of goods sold	40,317	1,994	87,943	4,245
Selling, general and administrative expenses	188,885	167,136	401,512	342,335
Restructuring charge	628	—	721	—
Impairment of tradenames	1,733	—	1,733	—
Interest expense - Securities lending and loan participations sold	35,780	14,544	68,204	26,310
Total operating expenses	323,284	201,459	670,451	402,326
Operating income (loss)	82,994	(61,838)	167,917	(15,865)
Other income (expense):
Interest income	701	500	3,275	567
Dividend income	9,555	9,243	22,759	17,104
Realized and unrealized gains (losses) on investments	18,843	(106,164)	(9,599)	(155,276)
Change in fair value of financial instruments and other	381	4,321	172	10,302
Income (loss) from equity investments	143	(3,399)	133	3,376
Interest expense	(47,332)	(31,764)	(94,893)	(62,200)
Income (loss) before income taxes	65,285	(189,101)	89,764	(201,992)
(Provision for) benefit from income taxes	(21,504)	52,513	(29,423)	56,208
Net income (loss)	43,781	(136,588)	60,341	(145,784)
Net (loss) income attributable to noncontrolling interests
and redeemable noncontrolling interests	(2,600)	3,571	(3,195)	4,437
Net income (loss) attributable to B. Riley Financial, Inc.	46,381	(140,159)	63,536	(150,221)
Preferred stock dividends	2,015	2,002	4,027	4,004
Net income (loss) available to common shareholders	$44,366	$(142,161)	$59,509	$(154,225)

Basic income (loss) per common share	$1.57	$(5.07)	$2.09	$(5.52)
Diluted income (loss) per common share	$1.55	$(5.07)	$2.05	$(5.52)

Weighted average basic common shares outstanding	28,239,116	28,051,570	28,411,270	27,953,845
Weighted average diluted common shares outstanding	28,654,246	28,051,570	29,082,885	27,953,845

Note: Certain results for the three and six-month periods ended June 30, 2022 reflect amounts as restated in our 2022 Annual Report on Form 10-K for the year ended December 31, 2022.

www.brileyfin.com | NASDAQ: RILY	8

B. RILEY FINANCIAL, INC.

Adjusted EBITDA and Operating Adjusted EBITDA Reconciliation

(Unaudited)

(Dollars in thousands)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Net income (loss) attributable to B. Riley Financial, Inc.	$46,381	$(140,159)	$63,536	$(150,221)
Adjustments:
Provision for (benefit from) income taxes	21,504	(52,513)	29,423	(56,208)
Interest expense	47,332	31,764	94,893	62,200
Interest income	(701)	(500)	(3,275)	(567)
Share based payments	10,492	14,202	24,238	31,215
Depreciation and amortization	12,534	7,961	25,611	15,809
Restructuring charge	628	—	721	—
Gain on extinguishment of loans	—	—	—	(1,102)
Impairment of tradenames	1,733	—	1,733	—
Transactions related costs and other	(10)	3,468	(2,156)	3,759
Total EBITDA adjustments	93,512	4,382	171,188	55,106
Adjusted EBITDA	$139,893	$(135,777)	$234,724	$(95,115)

Operating EBITDA Adjustments:
Trading (income) loss and fair value adjustments on loans	(42,365)	117,763	(93,933)	137,041
Realized and unrealized (gains) losses on investments	(18,843)	106,164	9,599	155,276
Other investment related expenses	1,531	(13,930)	9,952	(38,795)
Total Operating EBITDA Adjustments	(59,677)	209,997	(74,382)	253,522
Operating Adjusted EBITDA	$80,216	$74,220	$160,342	$158,407

# # #

Contacts

Investors	Media
Mike Frank	Jo Anne McCusker
ir@brileyfin.com	jmccusker@brileyfin.com
(212) 409-2424	(646) 885-5425

Source: B. Riley Financial, Inc.

www.brileyfin.com | NASDAQ: RILY	9